NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0112 Dated January 26, 1996     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and             File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  25,000,000.00
Issue Price:                             100.000%    $  25,000,000.00
Commission or Discount:                    0.214%    $      53,500.00
Proceeds to Company:                      99.786%    $  24,946,500.00


Agent:                            Lehman Brothers Inc., as Agent


Original Issue Date:              January 31, 1996
Stated Maturity Date:             January 31, 2001


Cusip #:                          63858R-DD-0
Form:                             Book entry only

Interest Rate:                    5.800% Fixed

Interest Payment Dates:           January 31 and July 31, commencing
                                  on July 31, 1996


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No